Distribution Solutions Group Announces
2025 First Quarter Results
First Quarter Revenues Up 14.9%, Consolidated Organic Average Daily Sales Up 4.3%

FORT WORTH, TEXAS, May 1, 2025 - Distribution Solutions Group, Inc. (NASDAQ:DSGR) ("DSG" or the "Company"), a premier specialty distribution company, today announced consolidated results for the first quarter ended March 31, 2025. This press release is supplemented by an earnings presentation at https://investor.distributionsolutionsgroup.com/news/events.

The following represents a summary of certain operating results (unaudited). See the reconciliations of GAAP to non-GAAP measures in Tables 2, 3 and 4.

	Three Months Ended
	March 31,			December 31,
(Dollars in thousands)	2025	2024	% Change	2024	% Change
Revenue	$478,029	$416,086	14.9%	$480,463	(0.5)%

Operating income	$20,097	$2,783	N/M	$20,067	0.1%
Non-GAAP adjusted operating income	$34,392	$29,761	15.6%	$37,293	(7.8)%

Non-GAAP adjusted EBITDA	$42,786	$36,067	18.6%	$44,899	(4.7)%

Operating income (loss) as a percent of revenue	4.2%	0.7%	350bps	4.2%	0bps
Adjusted EBITDA as a percent of revenue	9.0%	8.7%	30bps	9.3%	-30bps
N/M - Not meaningful

Bryan King, CEO and Chairman, said, "Our financial results met expectations for the quarter, despite macro uncertainties that affected all U.S. companies. We are pleased with first quarter sales of $478 million, up 14.9%, comprising inorganic revenue of $51 million and an increase in organic average daily sales of 4.3%. On a constant currency basis our organic ADS was up 4.7%, which includes a full quarter of contribution from Source Atlantic. First quarter's Adjusted EBITDA grew to $42.8 million, up 18.6% and expanded to 9.0% as a percent of sales compared to 8.7% in the year-ago period.

"We are pleased to report year-over-year net margin expansion in each of our three verticals on a comparable basis. Lawson’s net margins in the quarter expanded from 11.4% a year ago to 11.9%, Gexpro Services expanded from 11.0% a year ago to 12.6% and TestEquity expanded from 6.2% a year ago to 6.8%. As expected, Source Atlantic’s results compressed the Canada Branch Division and DSG’s net margins. Excluding the Source Atlantic impact from the consolidated results, Adjusted EBITDA margin for the first quarter would have been 9.6%. Initiatives to improve margins in each of our five 2024 acquisitions are in the early innings. We remain confident in our plan to improve DSG's structural margins and achieve our higher return goals.

"We are cautiously optimistic about 2025 and are well-positioned to help our customers navigate alternative sourcing and services as trade policies develop. In the first quarter, our capital allocation priorities allowed us to take advantage of opportunistic share repurchases totaling $11.2 million. We continue to focus on long-term value creation through the growth of our industrial distribution platform. We are building higher-margin businesses by strategically scaling our platform through a combination of organic growth and highly strategic M&A. Our focus on managing our capital structure and generating high cash flow conversion rates positions us well to generate sustaining, long-term value for our shareholders," concluded Mr. King.

2025 First Quarter Summary(1)

•Revenue increased $61.9 million, or 14.9%, to $478.0 million, including $50.8 million of revenue from five acquisitions closed in 2024. Organic average daily sales grew 4.3% over a year ago but decreased 1.4% sequentially over the fourth quarter of 2024. On a constant currency basis, organic average daily sales grew 4.7% over a year ago quarter.
•Operating income was $20.1 million, net of $11.6 million of non-cash acquired intangible amortization and $2.7 million of non-recurring severance and acquisition-related retention costs, stock-based compensation, acquisition-related costs and other non-recurring items. This compares to an operating income of $2.8 million in the prior year quarter, net of similar items as 2024. Adjusted operating income, excluding these non-cash and non-recurring items, was $34.4 million in the current quarter compared to $29.8 million in the year-ago quarter and $37.3 million in the fourth quarter of 2024.
•Diluted net income per share was $0.07 for the quarter compared to diluted net loss per share of $0.11 in the year-ago quarter. Non-GAAP adjusted diluted earnings per share was $0.31 compared to $0.25 for the same period a year ago and $0.42 for the fourth quarter of 2024.
•Adjusted EBITDA grew $6.7 million to $42.8 million, or 9.0% of sales, compared to $36.1 million, or 8.7% of sales in the prior year quarter. Inclusion of the 2024 Source Atlantic acquisition compressed Adjusted EBITDA as a percentage of sales by approximately 60bps over the year ago quarter. Sequentially, Adjusted EBITDA decreased by $2.1 million from the fourth quarter of 2024 and decreased as a percentage of sales by 30bps.
•Uses of cash for the quarter included net capital expenditures of $5.1 million and share repurchases of $11.2 million.
•The Company ended the quarter with total liquidity of $304.8 million, consisting of $80.0 million of cash (restricted and unrestricted) and $224.7 million of availability under its credit facility with net debt leverage of 3.6x.
(1) See reconciliation of GAAP to non-GAAP measures in tables 2, 3 and 4.

Conference Call

Distribution Solutions Group, Inc. will conduct a conference call with investors to discuss 2025 first quarter results at 9:00 a.m. Eastern Time on May 1, 2025. The conference call is available by direct dial at 1-888-506-0062 in the U.S. or 1-973-528-0011 from outside of the U.S. The participant access code is 958334. A replay of the conference call will be available by telephone approximately two hours after completion of the call through May 15, 2025. Callers can access the replay by dialing 1-877-481-4010 in the U.S. or 1-919-882-2331 outside the U.S. The passcode for the replay is 52327. A streaming audio of the call and an archived replay will also be available on the investor relations page of Distribution Solutions Group's website. Presentations may be supplemented by a series of slides appearing on the company's investor relations home page at https://investor.distributionsolutionsgroup.com/news/events.

About Distribution Solutions Group, Inc.

Distribution Solutions Group ("DSG") is a premier multi-platform specialty distribution company providing high touch, value-added distribution solutions to the maintenance, repair & operations (MRO), the original equipment manufacturer (OEM) and the industrial technologies markets. DSG was formed through the strategic combination of Lawson Products, a leader in MRO distribution of C-parts, Gexpro Services, a leading global supply chain services provider to manufacturing customers, and TestEquity, a leader in electronic test & measurement solutions.

Through its collective businesses, DSG is dedicated to helping customers lower their total cost of operation by increasing productivity and efficiency with the right products, expert technical support and fast, reliable delivery to be a one-stop solution provider. DSG serves approximately 200,000 customers in several diverse end markets supported by approximately 4,400 dedicated employees and strong vendor partnerships. DSG ships from strategically located distribution and service centers to customers in North America, Europe, Asia, South America and the Middle East.

For more information on Distribution Solutions Group please visit www.distributionsolutionsgroup.com.

This release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the “safe-harbor” provisions under the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. The terms "aim," "anticipate," "believe," "contemplates," "continues," "could," "ensure," "estimate," "expect," "forecasts," "if," "intend," "likely," "may," "might," "objective," "outlook," "plan," "positioned," "potential," "predict," "probable," "project," "shall," "should," "strategy," "will," "would," and variations of them and other words and terms of similar meaning and expression (and the negatives of such words and terms) are intended to identify forward-looking statements.

Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks, uncertainties and assumptions, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. DSG can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and DSG cautions readers not to place undue reliance on such statements. DSG undertakes no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise. Each forward-looking statement speaks only as of the date on which such statement is made, and DSG undertakes no obligation to update any such statement to reflect events or circumstances arising after such date. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Factors that could cause or contribute to such differences or that might otherwise impact DSG’s business, financial condition and results of operations include the risks that DSG may encounter difficulties integrating the business of DSG with the business of other companies that DSG has combined with or may otherwise combine with and that certain assumptions with respect to such business or transactions could prove to be inaccurate. Certain risks associated with DSG’s business are also discussed from time to time in the reports DSG files with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K or other reports the Company may file from time to time with the Securities and Exchange Commission, which should be reviewed carefully.

-TABLES FOLLOW-

Distribution Solutions Group, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$65,442	$66,479
Restricted cash	14,595	15,247
Accounts receivable, less allowances	280,393	250,717
Inventories	349,354	348,226
Prepaid expenses and other current assets	35,018	31,505
Total current assets	744,802	712,174
Property, plant and equipment, net	125,874	125,524
Rental equipment, net	38,105	39,376
Goodwill	464,098	462,789
Deferred tax asset, net	128	136
Intangible assets, net	258,680	269,763
Cash value of life insurance	19,726	19,916
Right of use operating lease assets	106,468	91,962
Other assets	5,031	5,615
Total assets	$1,762,912	$1,727,255
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$134,206	$125,575
Current portion of long-term debt	40,740	40,476
Current portion of lease liabilities	18,664	18,951
Accrued expenses and other current liabilities	78,628	81,259
Total current liabilities	272,238	266,261
Long-term debt, less current portion, net	712,370	693,903
Lease liabilities	94,057	77,758
Deferred tax liability, net	22,734	22,265
Other liabilities	24,800	26,525
Total liabilities	1,126,199	1,086,712
Stockholders' equity:
Preferred stock, $1 par value:
Authorized - 500,000 shares, issued and outstanding — None	—	—
Common stock, $1 par value:
Authorized - 70,000,000 shares Issued - 47,770,100 and 47,738,290 shares, respectively Outstanding - 46,567,929 and 46,856,757 shares, respectively	46,567	46,856
Capital in excess of par value	680,210	677,473
Retained deficit	(38,778)	(42,039)
Treasury stock – 1,202,171 and 881,533 shares, respectively	(30,834)	(19,631)
Accumulated other comprehensive income (loss)	(20,452)	(22,116)
Total stockholders' equity	636,713	640,543
Total liabilities and stockholders' equity	$1,762,912	$1,727,255

Distribution Solutions Group, Inc.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2025	2024

Revenue	$478,029	$416,086
Cost of goods sold	314,049	272,677
Gross profit	163,980	143,409

Selling, general and administrative expenses	143,883	140,626

Operating income (loss)	20,097	2,783

Interest expense	(14,215)	(11,827)
Change in fair value of earnout liabilities	(1,000)	5
Other income (expense), net	632	(262)

Income (loss) before income taxes	5,514	(9,301)
Income tax expense (benefit)	2,253	(4,077)

Net income (loss)	$3,261	$(5,224)

Basic income (loss) per share of common stock	$0.07	$(0.11)

Diluted income (loss) per share of common stock	$0.07	$(0.11)

Basic weighted average shares outstanding	46,601,426	46,777,178

Diluted weighted average shares outstanding	47,400,378	46,777,178

Distribution Solutions Group, Inc.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Operating activities
Net income (loss)	$3,261	$(5,224)
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	19,979	17,052
Amortization of debt issuance costs	902	660
Stock-based compensation	974	2,198
Deferred income taxes	476	1,159
Change in fair value of earnout liabilities	1,000	(5)
(Gain) loss on sale of rental equipment	(1,026)	(432)
(Gain) loss on sale of property, plant and equipment	(15)	(5)
Net realizable value adjustment and write-offs for obsolete and excess inventory	1,779	1,605
Bad debt expense	437	(333)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(29,587)	(6,560)
Inventories	(1,822)	1,048
Prepaid expenses and other current assets	(4,965)	(6,813)
Accounts payable	7,735	3,454
Accrued expenses and other current liabilities	(2,957)	(1,488)
Other changes in operating assets and liabilities	(933)	299
Net cash provided by (used in) operating activities	(4,762)	6,615
Investing activities
Purchases of property, plant and equipment	(5,646)	(2,454)
Proceeds from sale of property, plant and equipment	990	—
Business acquisitions, net of cash acquired	—	(13,145)
Purchases of rental equipment	(2,861)	(1,221)
Proceeds from sale of rental equipment	2,464	812
Net cash provided by (used in) investing activities	(5,053)	(16,008)
Financing activities
Proceeds from revolving lines of credit	93,502	8,858
Payments on revolving lines of credit	(65,334)	(11,611)
Payments on term loans	(10,063)	(625)
Repurchase of common stock	(11,203)	—
Shares repurchased held in treasury	—	(449)
Stock option exercises	877	—
Payment of financing lease principal	(146)	(124)
Net cash provided by (used in) financing activities	7,633	(3,951)
Effect of exchange rate changes on cash and cash equivalents	493	(680)
Increase (decrease) in cash, cash equivalents and restricted cash	(1,689)	(14,024)
Cash, cash equivalents and restricted cash at beginning of period	81,726	99,626
Cash, cash equivalents and restricted cash at end of period	$80,037	$85,602
Cash and cash equivalents	$65,442	$73,097
Restricted cash	14,595	12,505
Total cash, cash equivalents and restricted cash	$80,037	$85,602

Distribution Solutions Group, Inc.
Segment Reporting

Change in Reportable Segments: In the third quarter of 2024, as a result of the Source Atlantic Limited ("Source Atlantic") acquisition, we realigned our reportable segments by adding a new segment with a focus on the Canadian MRO market. The new Canada Branch Division segment includes the results of Source Atlantic and Bolt Supply House ("Bolt"). The results of Bolt had previously been included in our All Other non-reportable segment prior to Q3 2024. The results of the Lawson, TestEquity and Gexpro Services reportable segments did not change. The segment realignment had no impact on our financial condition or results of operations. Prior period segment results have been recast to reflect our new reportable segments.

Distribution Solutions Group, Inc.
Table 1 - Selected Segment Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2025	2024
Revenue:
Lawson Products	$120,462	$118,186
Canada Branch Division	50,543	12,495
Gexpro Services	118,905	98,651
TestEquity	188,773	187,149
Intersegment revenue elimination	(654)	(395)
Total	$478,029	$416,086

Operating income (loss):
Lawson Products	$6,316	$4,107
Canada Branch Division	651	860
Gexpro Services	11,241	5,462
TestEquity	4,130	(6,094)
All Other	(2,241)	(1,552)
Total	$20,097	$2,783

DISTRIBUTION SOLUTIONS GROUP, INC.
SEC REGULATION G GAAP RECONCILIATIONS
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, the Company's management believes that certain non-GAAP financial measures may provide users of this financial information with additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflections of underlying trends of the business because they provide a comparison of historical information that excludes certain non-operational or non-cash items that impact the overall comparability. See Tables below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended March 31, 2025 and 2024 and the three months ended December 31, 2024. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

Distribution Solutions Group, Inc.
Table 2 - Reconciliation of GAAP Net Income (Loss) and GAAP Operating Income (Loss) to Non-GAAP Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,		December 31,
	2025	2024	2024
Net income (loss)	$3,261	$(5,224)	$(25,925)
Income tax expense (benefit)	2,253	(4,077)	30,060
Other income (expense), net	(632)	262	440
Change in fair value of earnout liabilities	1,000	(5)	127
Interest expense	14,215	11,827	15,365
Operating income (loss)	20,097	2,783	20,067
Depreciation and amortization	19,979	17,052	20,165
Stock-based compensation(1)	974	2,198	910
Severance and acquisition related retention expenses(2)	1,628	10,716	639
Acquisition related costs(3)	108	1,954	1,689
Inventory step-up(4)	—	—	1,122
Other non-recurring(5)	—	1,364	307
Non-GAAP adjusted EBITDA	$42,786	$36,067	$44,899

Operating income (loss) as a percent of revenue	4.2%	0.7%	4.2%

Adjusted EBITDA as a percent of revenue	9.0%	8.7%	9.3%
(1)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company's stock price.
(2)Includes severance expense for actions taken not related to a formal restructuring plan and acquisition related retention expenses.
(3)Transaction and integration costs related to acquisitions.
(4)Inventory fair value step-up adjustment for acquisition accounting related to acquisitions completed.
(5)Other non-recurring costs consist of certain non-recurring strategic projects and other non-recurring items.

Distribution Solutions Group, Inc.
Table 3 - Reconciliation of GAAP Net Income (Loss) and GAAP Diluted EPS to Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted EPS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2025		March 31, 2024		December 31, 2024
	Amount	Diluted EPS(2)	Amount	Diluted EPS(2)	Amount	Diluted EPS(2)
Net income (loss)	$3,261	$0.07	$(5,224)	$(0.11)	$(25,925)	$(0.55)

Pretax adjustments:
Stock-based compensation	974	0.02	2,198	0.05	910	0.02
Acquisition related costs	108	—	1,954	0.04	1,689	0.04
Amortization of intangible assets	11,585	0.24	10,746	0.23	12,559	0.27
Severance and acquisition related retention expenses	1,628	0.03	10,716	0.23	639	0.01
Change in fair value of earnout liabilities	1,000	0.02	(5)	—	127	—
Inventory step-up	—	—	—	—	1,122	0.02
Other non-recurring	—	—	1,364	0.03	307	0.01
Total pretax adjustments	15,295	0.31	26,973	0.58	17,353	0.37
Tax effect on adjustments(1)/(3)	(4,044)	(0.07)	(7,334)	(0.16)	2,054	0.04
Deferred tax asset valuation allowance(3)/(4)	190	—	(2,696)	(0.06)	26,205	0.56
Non-GAAP adjusted net income	$14,702	$0.31	$11,719	$0.25	$19,687	$0.42

(1)The adjustment to the income tax expense (benefit) is determined by excluding the non-GAAP adjustments by jurisdiction.
(2)Pretax adjustments to diluted EPS calculated on 47.400 million, 46.777 million and 46.849 million diluted shares for the first quarter of 2025 and 2024,and the fourth quarter of 2024, respectively.
(3)The quarter-to-date amounts are derived from the current period year-to-date amount less the previous quarter year-to-date amount.
(4)The estimated impact to the deferred tax asset valuation allowance from interest expense limitations under Section 163(j) determined by including the non-GAAP adjustments by jurisdiction.

Distribution Solutions Group, Inc.
Table 4 - Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Adjusted Operating Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,		December 31,
	2025	2024	2024
Operating income (loss)	$20,097	$2,783	$20,067

Gross profit adjustments:
Inventory step-up(1)	—	—	1,122
Total gross profit adjustments	—	—	1,122

Selling, general and administrative expenses adjustments:
Acquisition related costs(2)	108	1,954	1,689
Amortization of intangible assets	11,585	10,746	12,559
Stock-based compensation(3)	974	2,198	910
Severance and acquisition related retention expenses(4)	1,628	10,716	639
Other non-recurring(5)	—	1,364	307
Total selling, general and administrative adjustments	14,295	26,978	16,104

Total adjustments	14,295	26,978	17,226
Non-GAAP adjusted operating income	$34,392	$29,761	$37,293

(1)Inventory fair value step-up adjustment for acquisition accounting related to acquisitions completed.
(2)Transaction and integration costs related to acquisitions.
(3)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company's stock price.
(4)Includes severance expense for actions taken not related to a formal restructuring plan and acquisition related retention expenses.
(5)Other non-recurring costs consist of certain non-recurring strategic projects and other non-recurring items.

Distribution Solutions Group, Inc.
Table 5 - Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Adjusted EBITDA
Q1 2025 and Q1 2024
(Dollars in thousands)
(Unaudited)

	Lawson Products		Gexpro Services		TestEquity		Canada Branch Division		All Other		Eliminations		Consolidated DSG
Quarter Ended	Q1 2025	Q1 2024	Q1 2025	Q1 2024	Q1 2025	Q1 2024	Q1 2025	Q1 2024	Q1 2025	Q1 2024	Q1 2025	Q1 2024	Q1 2025	Q1 2024
Revenue from external customers	$120,440	$118,162	$118,593	$98,364	$188,456	$187,065	$50,540	$12,495	$—	$—	$—	$—	$478,029	$416,086
Intersegment revenue	22	24	312	287	317	84	3	—	—	—	(654)	(395)	—	—
Revenue	$120,462	$118,186	$118,905	$98,651	$188,773	$187,149	$50,543	$12,495	$—	$—	$(654)	$(395)	$478,029	$416,086

Operating income (loss)	$6,316	$4,107	$11,241	$5,462	$4,130	$(6,094)	$651	$860	$(2,241)	$(1,552)			$20,097	$2,783

Depreciation and amortization	6,552	5,208	3,453	3,840	8,128	7,496	1,846	508	—	—			19,979	17,052
Adjustments:
Acquisition related costs(1)	102	1,287	265	73	(293)	381	—	—	34	213			108	1,954
Stock-based compensation(2)	523	2,012	—	—	168	—	—	—	283	186			974	2,198
Severance and acquisition related retention expenses(3)	814	812	16	72	678	9,828	119	4	1	—			1,628	10,716
Inventory step-up(4)	—	—	—	—	—	—	—	—	—	—			—	—
Other non-recurring(5)	—	—	—	1,364	—	—	—	—	—	—			—	1,364

Non-GAAP adjusted EBITDA	$14,307	$13,426	$14,975	$10,811	$12,811	$11,611	$2,616	$1,372	$(1,923)	$(1,153)			$42,786	$36,067

Operating income (loss) as a percent of revenue	5.2%	3.5%	9.5%	5.5%	2.2%	(3.3)%	1.3%	6.9%	N/M	N/M			4.2%	0.7%
Adjusted EBITDA as a percent of revenue	11.9%	11.4%	12.6%	11.0%	6.8%	6.2%	5.2%	11.0%	N/M	N/M			9.0%	8.7%

(1)Transaction and integration costs related to acquisitions.
(2)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company's stock price.
(3)Includes severance expense from actions taken not related to a formal restructuring plan and acquisition related retention expenses.
(4)Inventory fair value step-up adjustment for acquisition accounting related to acquisitions completed.
(5)Other non-recurring costs consist of certain non-recurring strategic projects and other non-recurring items.
N/M - Not meaningful

Contact

Company:
Distribution Solutions Group, Inc.
Ronald J. Knutson
Executive Vice President, Chief Financial Officer and Treasurer
1-888-611-9888

Investor Relations:
Three Part Advisors, LLC
Steven Hooser / Sandy Martin
214-872-2710 / 214-616-2207